INCENTIVE STOCK OPTION AGREEMENT

                                 PURSUANT TO THE
                          INTERNET VENTURE GROUP, INC.
                          2000 OMNIBUS SECURITIES PLAN


         THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made and entered into by and between INTERNET VENTURE GROUP, INC., a Florida corporation (the "Company"), and ________________ (the "Optionee"), effective as of __________, 20__ (the "Date of Grant").

         1. GRANT OF OPTION. The Company hereby grants to the Optionee and the Optionee hereby accepts, subject to the terms and conditions of this Agreement and the Plan (as defined below), an Incentive Stock Option (the "Option") to purchase up to ________ shares of Company's Common Stock, par value $0.0001 per share (the "Common Stock"), at the Exercise Price per share set forth in SECTION 4 below.

         2. GOVERNING PLAN. This Option is granted pursuant to the Company's 2000 Omnibus Securities Plan (the "Plan"), a copy of which is attached as ANNEX 1 and incorporated herein for all purposes. Capitalized terms used but not otherwise defined herein have the meanings as set forth in the Plan. The Optionee agrees to be bound by the terms and conditions of the Plan, which terms and conditions of the Plan control in case of any conflict with this Agreement, except as otherwise specifically provided for in the Plan.

         3. EXPIRATION OF THE OPTION. The Option (to the extent not earlier exercised or terminated in accordance with the Plan) will expire at the end of business on __________, 20__ , which date is not in excess of ten years from the Date of Grant of the Option. The Option may terminate sooner under certain circumstances, including, without limitation, termination of the Optionee's employment or engagement with the Company and/or any Affiliated Entity, upon certain Changes of Control (as defined in the Plan) as provided in Section 12.2 of the Plan or as set forth in SECTION 5 of this Agreement. The Option may not be exercised after its expiration or termination.

         4. EXERCISE PRICE. The "Exercise Price" of the Option is ____________ ($____) per share of Common Stock. The Exercise Price is subject to adjustment or amendment as set forth in the Plan, including, without limitation, SECTION 3.4, SECTION 4.5(b) and SECTION 6.2 of the Plan.

         5. VESTING. (a) On each Measurement Date set forth in Column 1 below, the Option shall vest and become exercisable for the corresponding number of shares of Common Stock set forth in Column 2 below if the Optionee's employment or engagement with the Company and/or any Affiliated Entity has not terminated. Column 3 sets forth the cumulative total of the "Vested Portion" of the Option as of any particular date for all shares for which the Option has become exercisable as of that date.


------------------------------------- ---------------------------------- ----------------------------------
              COLUMN 1                            COLUMN 2                           COLUMN 3

                                                                            CUMULATIVE TOTAL OF VESTED
          MEASUREMENT DATE              VESTED PORTION OF THE OPTION             PORTION OF SHARES
------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

------------------------------------- ---------------------------------- ----------------------------------

                  (b) If Optionee's employment or engagement is terminated, then all vested but unexercised Options at the time of such termination shall expire and become unexercisable as of the earlier of (a) the date that such Options would have expired if the Optionee had remained employed or engaged and (b) (i) six months after the Optionee's termination as a result of death or Permanent Disability (as defined in the Plan) and (ii) 90 days after the Optionee's termination for any other reason.

                  (c) If Optionee's employment or engagement is terminated for any reason, then all unvested Options at the time of such termination shall lapse and shall be void and of no further force and effect.

         6. EXERCISE OF THE OPTION. The Vested Portion of the Option may be exercised, to the extent not previously exercised, in whole or in part, at any time or from time to time prior to the expiration or termination of the Option, except that no Option shall be exercisable except in respect to whole shares, and not less than 100 shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option. Exercise shall be accomplished by providing the Company with written notice in the form of EXHIBIT A, which notice shall be irrevocable when delivered and effective upon payment in full of the Option Price in accordance with SECTION 5.4 of the Plan and any amounts required in accordance with SECTION
5.11 of the Plan for withholding taxes, and the satisfaction of all other conditions to exercise imposed under the Plan.

         7. PAYMENT OF OPTION PRICE. Upon any exercise of the Option, the total Exercise Price for the number of shares for which the Option is then being exercised and the amount of any federal, state and local withholding taxes shall be paid in full to the Company in cash or with shares of Common Stock that have been owned for at least six months by the Optionee (or by the Optionee and his or her spouse jointly), or a combination thereof, or in such other form permitted by applicable law and the Plan as the Administering Body deems acceptable at the time of exercise.

         8. ACKNOWLEDGMENT REGARDING OPTIONS. Optionee hereby represents, acknowledges, agrees and understands that Optionee has no other options with respect to shares of stock or equity in the Company and/or any Affiliated Entity (including any subsidiaries of the Company), validly granted, verbally promised or otherwise, prior to the effective date of this Agreement, except as otherwise described on EXHIBIT B to this Agreement. Optionee further acknowledges, agrees and understands that Company is relying on the statements contained herein with respect to the granting of Options as provided herein.

         9. NON-TRANSFERABILITY OF OPTION. The Option shall not be transferable or assignable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

         10. ADMINISTRATION. The Plan and this Agreement shall be administered and may be definitively interpreted by the Administering Body, and the Optionee agrees that the decisions of such Administering Body concerning administration and interpretation of the Plan and this Agreement shall be final, binding and conclusive on all persons.

         11. NOTICES. All notices or other communications which are required or permitted hereunder or in the Plan shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or
(iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to Optionee, at the address set forth on the signature page below; or (b) if to the Company, at the address set forth in the signature page below, or in either case, to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as defined below) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

         12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company by its duly authorized officer, and by the Optionee in acceptance of the above-mentioned Option, subject to the terms and conditions of the Plan and of this Agreement, all as of the day and year first above written.

                                     COMPANY:

                                     INTERNET VENTURE GROUP, INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     Address:  ---------------------------------

                                               ---------------------------------

                                               ---------------------------------
                                     Telephone No.:
                                                   -----------------------------


                                     OPTIONEE:



                                     Name:
                                          --------------------------------------

                                     Address:  ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                     Telephone No.:
                                                   -----------------------------

                                    EXHIBIT A
                                    ---------


                               NOTICE OF EXERCISE
                                      UNDER
                        INCENTIVE STOCK OPTION AGREEMENT
                             ISSUED PURSUANT TO THE
                          INTERNET VENTURE GROUP, INC.
                          2000 OMNIBUS SECURITIES PLAN


To:      Internet Venture Group, Inc. (the "Company")

From:
         -----------------------------------

Date:
         -----------------------------------


         Pursuant to the Internet Venture Group, Inc. 2000 Omnibus Securities Plan (the "Plan") and the Incentive Stock Option Agreement (the "Agreement") (capitalized terms used without definition herein have the meanings given such terms in the Agreement or the Plan) between the Company and myself effective ______________________, 20___, I hereby exercise my Option as follows:


Number of shares of __________ Stock I wish to purchase under the Option        _________________

Exercise Price per Share                                                        $________________

Total Exercise Price                                                            $________________

"Vested Portion" of Option (see definition in Section 5 of the Agreement)       _________________

Number of shares I have previously purchased by exercising the Option           _________________

Expiration Date of the Option                                                   _________________

         I hereby represent, warrant, and covenant to the Company that:

         a. I am acquiring the Common Stock for my own account, for investment, and not for distribution or resale, and I will make no transfer of such Common Stock except in compliance with applicable federal and state securities laws and in accordance with the provisions of the Plan and the Agreement.

         b. I can bear the economic risk of the investment in the Common Stock resulting from this exercise of the Option, including a total loss of my investment.

         c. I am experienced in business and financial matters and am capable of
(i) evaluating the merits and risks of an investment in the Common Stock; (ii) making an informed investment decision regarding exercise of the Option; and
(iii) protecting my interests in connection therewith.

         d. Any subsequent offer for sale or distribution of any of the shares of Common Stock shall be made only pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, I shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Administering Body, from counsel for or approved by the Administering Body, as to the applicability of such exemption thereto.

         I acknowledge that I must pay the total Exercise Price in full and make appropriate arrangements for the payment of all federal, state and local tax withholdings due with respect to the Option exercised herein, before the stock certificate evidencing the shares of Common Stock resulting from this exercise of the Option will be issued to me.

         Attached in full payment of the Exercise Price for the Option exercised herein is:

         ____ a check made payable to the Company in the amount of $___________________ and/or

         ____ a stock certificate for _______ shares of Common Stock that have been owned by me or by me and my spouse jointly for at least six months, with a duly completed stock power attached, with a total Fair Market Value on the date hereof to the Total Exercise Price.

                                     OPTIONEE:



                                     Name:
                                          --------------------------------------

                                     Address:  ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                     Telephone No.:
                                                   -----------------------------


                                     RECEIVED BY THE COMPANY:
                                     ------------------------

                                     INTERNET VENTURE GROUP, INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     Address:  ---------------------------------

                                               ---------------------------------

                                               ---------------------------------
                                     Telephone No.:
                                                   -----------------------------

                                     Date:
                                          --------------------------------------

                                    EXHIBIT B
                                    ---------


                         DESCRIPTION OF EXISTING OPTIONS
                               GRANTED TO OPTIONEE

                                     ANNEX 1
                                     -------


                                     COPY OF
                          INTERNET VENTURE GROUP, INC.
                          2000 OMNIBUS SECURITIES PLAN


                                 (SEE ATTACHED)